Exhibit 10.8

BMW VEHICLE LEASE TRUST 2016-1,
as Issuer,
BMW FINANCIAL SERVICES NA, LLC,
as Administrator,
BMW AUTO LEASING LLC,
 as Transferor,
and
U.S. BANK NATIONAL ASSOCIATION,
 as Indenture Trustee
FORM OF ISSUER ADMINISTRATION AGREEMENT
Dated as of February 17, 2016

TABLE OF CONTENTS
Page

1.1.	Capitalized Terms; Interpretive Provisions	1
1.2.	Duties of the Administrator	2
1.3.	Records	7
1.4.	Compensation	8
1.5.	Additional Information to be Furnished to the Issuer	8
1.6.	Independence of the Administrator	8
1.7.	No Joint Venture	8
1.8.	Other Activities of Administrator	8
1.9.	Term of Agreement; Resignation and Removal of Administrator	8
1.10.	Action Upon Termination, Resignation or Removal	9
1.11.	Notices	10
1.12.	Amendments	10
1.13.	Successors and Assigns	10
1.14.	Governing Law	11
1.15.	Headings	11
1.16.	Counterparts	11
1.17.	Severability	11
1.18.	Limitation of Liability of Owner Trustee and Indenture Trustee	11
1.19.	Third-Party Beneficiary	12
1.20.	Nonpetition Covenants	12
1.21.	Form 10-Ds; Investor Communications	12

This Issuer Administration Agreement, dated as of February 17, 2016 (the “Agreement”), is among BMW Vehicle Lease Trust 2016-1, a Delaware statutory trust, as issuer (the “Issuer”), BMW Financial Services NA, LLC, a Delaware limited liability company (“BMW FS”), as administrator (in such capacity, the “Administrator”), BMW Auto Leasing LLC, a Delaware limited liability company, as transferor (the “Transferor”), and U.S. Bank National Association, a national banking association, as indenture trustee (the “Indenture Trustee”).
RECITALS
WHEREAS, BMW Auto Leasing LLC, as transferor, and Wilmington Trust, National Association, as trustee (the “Owner Trustee”), are entering into that certain amended and restated trust agreement, dated as of February 17, 2016 (the “Trust Agreement”), pursuant to which, among other things, certain rights and obligations of the Issuer will be set forth; and
WHEREAS, the parties desire to enter into this Agreement to provide for, among other things, the Administrator’s provision of certain services to the Issuer and the Owner Trustee.
NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
1.1.            Capitalized Terms; Interpretive Provisions.
(a)            Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the SUBI Trust Agreement, the Servicing Agreement, the Trust Agreement or the Indenture, as the case may be.  Whenever used herein, unless the context otherwise requires, the following words and phrases shall have the following meanings:
“Accountants” means a firm of independent public accountants acceptable to the Owner Trustee.
“Agreement” means this Issuer Administration Agreement, as amended, supplemented or modified from time to time.
“Basic Servicing Agreement” means that certain servicing agreement, dated as of August 30, 1995, among Financial Services Vehicle Trust, as vehicle trust, BMW Manufacturing L.P., as UTI beneficiary, and BMW FS, as servicer.
“Indenture” means that certain indenture, dated as of February 17, 2016, between the Issuer and the Indenture Trustee, as amended or supplemented from time to time.
“Majority Interest” means, with respect to the holders of Notes, the holders of a majority of the aggregate principal balance of such Notes.

“Servicing Agreement” means the Basic Servicing Agreement, as amended and supplemented by that certain supplement dated as of February 17, 2016 among the parties to the Basic Servicing Agreement, as amended or supplemented from time to time.
“SUBI Trust Agreement” means the Vehicle Trust Agreement, as supplemented by that certain 2016-1 supplement thereto, dated as of February 17, 2016, among the parties to the Vehicle Trust Agreement, as amended or supplemented from time to time.
“Related Documents” means all of the Basic Documents to which the Issuer or the Owner Trustee is a party, as the same shall be amended from time to time.
“Vehicle Trust Agreement” means that certain amended and restated trust agreement, dated as of September 27, 1996, as further amended as of May 25, 2000 and December 1, 2006 between BMW Manufacturing L.P., as grantor and initial beneficiary, and BNY Mellon Trust of Delaware, formerly known as The Bank of New York (Delaware), as trustee.
(b)            For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (i) terms used in this Agreement include, as appropriate, all genders and the plural as well as the singular, (ii) references to words such as “herein”, “hereof” and the like shall refer to this Agreement as a whole and not to any particular part, Article or Section within this Agreement and (iii) the term “include” and all variations thereof shall mean “include without limitation”.
1.2.            Duties of the Administrator.
(a)            The Administrator agrees to perform all its duties as Administrator and the duties (other than payment obligations) of the Issuer and the Owner Trustee (other than as required under Article Thirteen of the Trust Agreement) under the Related Documents.  In addition, the Administrator shall consult with the Owner Trustee regarding the duties of the Issuer or the Owner Trustee under the Related Documents.  The Administrator shall monitor the performance of the Issuer and shall notify the Owner Trustee when action is necessary to comply with the respective duties (other than payment obligations) of the Issuer and the Owner Trustee under the Related Documents.  The Administrator shall prepare for execution by the Issuer, or shall cause the preparation by other appropriate persons of, all such documents, reports, notices, filings, instruments, certificates and opinions that it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to the Related Documents.  In furtherance of the foregoing, the Administrator shall take (or, in the case of the immediately preceding sentence, cause to be taken) all appropriate action that the Issuer or the Owner Trustee is required to take pursuant to the Indenture including, without limitation, such of the foregoing as are required with respect to the following matters under the Indenture (references are to Sections of the Indenture):
(i)            the duty to cause the Note Register to be kept and to give the Indenture Trustee notice of any appointment of a new Note Registrar and the location, or change in location, of the Note Register (Section 2.04);

(ii)            the preparation of or obtaining of the documents and instruments required for execution and authentication of the Notes and delivery of the same to the Indenture Trustee (Section 2.02);
(iii)            the maintenance of an office in Minnesota or Illinois, for registration of transfer or exchange of Notes (Section 3.02);
(iv)            the duty to cause newly appointed Paying Agents, if any, to deliver to the Indenture Trustee the instrument specified in the Indenture regarding funds held in trust (Section 3.03);
(v)            the direction to the Indenture Trustee to deposit monies with Paying Agents, if any, other than the Indenture Trustee (Section 3.03);
(vi)            the obtaining and preservation of the Issuer’s qualifications to do business pursuant to Section 3.04 of the Indenture (Section 3.04);
(vii)            the preparation of all supplements and amendments to the Indenture and all financing statements, continuation statements, instruments of further assurance and other instruments and the taking of such other actions as are necessary or advisable to protect the Trust Estate (Section 3.05);
(viii)            the delivery of the Opinion of Counsel on the Closing Date and the annual delivery of Opinions of Counsel as to the Trust Estate, and the annual delivery of the Officer’s Certificate and certain other statements as to compliance with the Indenture and the preparation and filing of any documents required to be filed pursuant to Section 3.09 of the Indenture (Sections 3.06 and 3.09);
(ix)            the identification to the Indenture Trustee in an Officer’s Certificate of a Person with whom the Issuer has contracted to perform its duties under the Indenture (Section 3.07(b));
(x)            the notification of the Indenture Trustee, and with respect to each Rating Agency the responsibility of making such notice available, of a Servicer Default under the Servicing Agreement and, if such Servicer Default arises from the failure of the Servicer to perform any of its duties or obligations under the Servicing Agreement with respect to the 2016-1 SUBI Assets, the taking of all reasonable steps available to remedy such failure (Section 3.07(d));
(xi)            the delivery of written notice to the Indenture Trustee, the Owner Trustee and the Vehicle Trustee and with respect to each Rating Agency the responsibility of making such written notice available to each Rating Agency, of each Indenture Default and each Servicer Default (Sections 3.07(d) and 3.11);
(xii)            the duty to make written notice available to each Rating Agency of any merger or consolidation of the Issuer or any conveyance or transfer by the Issuer of any of its properties or assets (including those in the Trust Estate) to any Person other than in accordance with the Basic Documents (Sections 3.15(a) and 3.15(b))

(xiii)            the preparation and obtaining of documents and instruments required for the release of the Issuer from its obligations under the Indenture (Section 4.01);
(xiv)            the preparation and delivery of written notice in the form of an Officer’s Certificate to the Indenture Trustee and each Noteholder, and with respect to each Rating Agency, making such written notice available, of any Indenture Default, the status of such Indenture Default and what action the Issuer is taking or proposes to take with respect thereto (Section 5.01);
(xv)            the monitoring of the Issuer’s obligations as to the satisfaction and discharge of the Indenture and the preparation of an Officer’s Certificate and the obtaining of the Opinion of Counsel and the Independent Certificate relating thereto (Section 4.01);
(xvi)            the compliance with Sections 5.04 and 5.17 of the Indenture with respect to the sale of the Trust Estate in a commercially reasonable manner if an Indenture Default shall have occurred and be continuing (Sections 5.04 and 5.17);
(xvii)            the preparation and delivery of notice to Noteholders of the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee (Section 6.08);
(xviii)            the preparation of any written instruments required to confirm more fully the authority of any co-trustee or separate trustee and any written instruments necessary in connection with the resignation or removal of the Indenture Trustee or any co-trustee or separate trustee (Sections 6.08 and 6.10);
(xix)            the furnishing of the Indenture Trustee with the names and addresses of Noteholders during any period when the Indenture Trustee is not the Note Registrar and the Notes are not held through the Depository Trust Company (Section 7.01);
(xx)            the preparation and filing of any documents required to be filed pursuant to Section 7.03 of the Indenture (Section 7.03);
(xxi)            the opening of the Note Distribution Account (Sections 8.02 and 8.05) and the opening of the Certificate Distribution Account (Section 5.01(a) of the Trust Agreement);
(xxii)            the preparation of an Issuer Request for the release of the Trust Estate (Section 8.06);
(xxiii)            the preparation of Issuer Requests and the obtaining of Opinions of Counsel, if required with respect to the execution of supplemental indentures and the mailing to the Noteholders, and with respect to the Rating Agencies the duty to make available to each Rating Agency, notices with respect to such supplemental indentures (Sections 9.01, 9.02 and 9.03);
(xxiv)            the execution, authentication and delivery of new Notes conforming to any supplemental indenture, if required (Section 9.05);

(xxv)            the duty to notify the Indenture Trustee, and with respect to each Rating Agency the duty to make such notice available to each Rating Agency, of redemption of the Notes and to cause the Indenture Trustee to provide such notification to the Noteholders (Sections 10.01 and 10.02);
(xxvi)            the preparation and delivery of all Officer’s Certificates, Opinions of Counsel and Independent Certificates with respect to any requests by the Issuer to the Indenture Trustee to take any action under the Indenture (Section 11.01(a));
(xxvii)                          the preparation and delivery of Officer’s Certificates and the obtaining of Independent Certificates, if necessary, for the release of property from the Lien of the Indenture (Section 11.01(b));
(xxviii)                           the duty to make notice available to each Rating Agency, upon the failure of the Issuer, the Owner Trustee or the Indenture Trustee to give such notification, of the information required pursuant to Section 11.04 of the Indenture (Section 11.04); and
(xxix)            the preparation of Definitive Notes in accordance with the instructions of the Clearing Agency (Section 2.11).
(b)            The Administrator shall:
(i)            pay any costs associated with the resignation or removal of the Indenture Trustee pursuant to the Indenture, the Vehicle Trustee pursuant to the SUBI Trust Agreement and the Owner Trustee pursuant to the Trust Agreement; and
(ii)            promptly pay to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer (including, for the avoidance of doubt, in such other capacities as U.S. Bank National Association or Wilmington Trust, National Association may serve pursuant to the terms of the Basic Documents), as applicable, the amount of any fees, expenses and indemnification amounts due and payable to such party on a Payment Date and not otherwise paid or reimbursed to such party by the Issuer on such Payment Date in accordance with the terms of Section 5.04 or 8.04 of the Indenture, as applicable; provided that the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer shall promptly reimburse the Administrator for any such amounts to the extent such party subsequently receives payment or reimbursement in respect thereof from the Issuer in accordance with the terms of Section 5.04 or 8.04 of the Indenture, as applicable.
(c)            The Administrator shall make available to each Rating Agency notice of (i) the occurrence and continuation of any Servicer Default and shall specify in such notice the action, if any, being taken in respect of such default pursuant to Section 3.07(d) of the Indenture; (ii) any declaration of acceleration of the Notes pursuant to Section 5.02 of the Indenture; (iii) the occurrence and continuation of any Indenture Default pursuant to Section 5.01 of the Indenture; (iv) any resignation of the Indenture Trustee pursuant to Section 6.08 of the Indenture; (v) any merger, consolidation or conversion of the Indenture Trustee pursuant to Section 6.09 of the Indenture; (vi) any Payment Date Certificate posted by the Indenture Trustee pursuant to Section 8.03(a) of the Indenture; (vii) any termination of the rights and obligations of the Servicer with respect to the SUBI Assets pursuant to Section 2.14(c) of the Servicing

Supplement; (viii) any redemption of Notes pursuant to Section 2.19(b) of the Servicing Supplement; (ix) the Owner Trustee’s intention to take any of the actions specified in Sections 4.01 or 6.06 of the Trust Agreement; (x) any resignation of the Owner Trustee pursuant to Section 10.02 of the Trust Agreement; (xi) any acceptance of appointment of a successor Owner Trustee pursuant to Section 10.03 of the Trust Agreement; and (xii) any merger, conversion or consolidation of the Owner Trustee pursuant to Section 10.04 of the Trust Agreement; in the case of each of (i) through (xii), promptly upon the Administrator being notified thereof by the Indenture Trustee, the Owner Trustee, the Vehicle Trustee or the Servicer, as applicable.
(d)            Notwithstanding anything in this Agreement or the Basic Documents to the contrary, in each instance in which notice must be made available to the Rating Agencies for purposes of satisfying the Rating Agency Condition, such notice shall be made available by the Administrator and, to the extent such notice is only provided through a website post, the Administrator shall inform each Rating Agency in writing that a notice has been posted.
(e)            In addition to the duties set forth in Sections 1.2(a), (b), (c) and (d), the Administrator shall perform such calculations and shall prepare or shall cause the preparation by other appropriate Persons of, and shall execute on behalf of the Issuer or the Owner Trustee, all such documents, notices, reports, filings, instruments, certificates and opinions that the Issuer or the Owner Trustee are required to prepare, file or deliver pursuant to the Related Documents, and shall take all appropriate action that the Issuer or the Owner Trustee are required to take pursuant to the Related Documents.  Subject to Section 1.6, the Administrator shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Related Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the Owner Trustee, are reasonably within the capability of the Administrator and are necessary to effect the transactions contemplated by the Related Documents.
(f)            Notwithstanding anything in this Agreement or the Related Documents to the contrary, the Administrator shall be responsible for promptly notifying the Owner Trustee in the event that any withholding tax is imposed on the Issuer’s payments (or allocations of income) to a Trust Certificateholder as contemplated in Section 5.02(d) of the Trust Agreement.  Any such notice shall specify the amount of any withholding tax required to be withheld by the Owner Trustee pursuant to such provision.
(g)            Notwithstanding anything in this Agreement or the Related Documents to the contrary, the Administrator shall be responsible for performance of the duties of the Owner Trustee set forth in Section 5.03 of the Trust Agreement and Section 2.19 of the Servicing Agreement with respect to notifying the Trust Certificateholders of the Payment Date on which their Trust Certificates will be repaid or redeemed, as the case may be, and Section 5.04(a) of the Trust Agreement with respect to accounting and reports to Trust Certificateholders; provided, however, that the Owner Trustee shall retain responsibility for the distribution of the documentation necessary to enable each Trust Certificateholder to prepare its federal and state income tax returns.
(h)            The Administrator shall perform any duties expressly required to be performed by the Administrator under the Trust Agreement and the Indenture.

(i)            In carrying out the foregoing duties or any of its other obligations under this Agreement, the Administrator may enter into transactions or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Administrator’s opinion, no less favorable to the Issuer than would be available from unaffiliated parties.
(j)            With respect to matters that in the reasonable judgment of the Administrator are non-ministerial, the Administrator shall not take any action unless within a reasonable time before the taking of such action, the Administrator shall have notified the Owner Trustee of the proposed action and the Owner Trustee shall not have withheld consent or provided an alternative direction.  For the purpose of the preceding sentence, “non-ministerial matters” shall include:
(i)            amendment of or any supplement to the Indenture;
(ii)            the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the 2016-1 Leases);
(iii)            the amendment, change or modification of the Related Documents;
(iv)            the appointment of successor Note Registrars, successor Paying Agents and successor Indenture Trustees pursuant to the Indenture or the appointment of successor Administrators, successor Asset Representation Reviewers or successor Servicers, or the consent to the assignment by the Note Registrar, any Paying Agent or Indenture Trustee of its obligations under the Indenture; and
(v)            the removal of the Indenture Trustee.
(k)            Notwithstanding anything to the contrary in this Agreement, the Administrator shall not be obligated to, and shall not, (i) make any payments to the Noteholders under the Related Documents, (ii) sell the Trust Estate pursuant to Section 5.02 of the Indenture, (iii) take any other action that the Issuer directs the Administrator not to take on its behalf or (iv) take any other action which may be construed as having the effect of varying the investment of the Trust Certificateholders.
(l)            It shall be the Administrator's duty and responsibility, and not the Owner Trustee's duty or responsibility, to cause the Issuer to respond to, defend, participate in or otherwise act in connection with any regulatory, administrative, governmental, investigative or other proceeding or inquiry relating in any way to the Issuer, its assets or the conduct of its business.
1.3.            Records.  The Administrator shall maintain appropriate books of accounts and records relating to its services performed hereunder, which books of accounts and records shall be accessible for inspection by the Issuer and the Transferor at any time during normal business hours.

1.4.            Compensation.  As compensation for the performance of the Administrator’s obligations under this Agreement and as reimbursement for its expenses related thereto, the Administrator shall be paid a fee by the Servicer.
1.5.            Additional Information to be Furnished to the Issuer.  The Administrator shall furnish to the Issuer from time to time such additional information regarding the Collateral as the Issuer shall reasonably request.
1.6.            Independence of the Administrator.  For all purposes of this Agreement, the Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuer or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder.  Unless expressly authorized by the Issuer, the Administrator shall have no authority to act for or represent the Issuer or the Owner Trustee in any way and shall not otherwise be deemed an agent of the Issuer or the Owner Trustee.
1.7.            No Joint Venture.  Nothing contained in this Agreement (i) shall constitute the Administrator and either of the Issuer or the Owner Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.
1.8.            Other Activities of Administrator.  Nothing herein shall prevent the Administrator or its Affiliates from engaging in other businesses or, in the Administrator’s sole discretion, from acting in a similar capacity as an administrator for any other Person or entity, even though such person or entity may engage in business activities similar to those of the Issuer, the Owner Trustee or the Indenture Trustee.
1.9.            Term of Agreement; Resignation and Removal of Administrator.  This Agreement shall continue in force until the dissolution of the Issuer, upon which event this Agreement shall automatically terminate.
(a)            Subject to Sections 1.9(d) and (e), the Administrator may resign its duties hereunder by providing the Issuer with at least 60 days’ prior written notice.
(b)            Subject to Sections 1.9(d) and (e), the Issuer may remove the Administrator without cause by providing the Administrator with at least 60 days’ prior written notice.
(c)            Subject to Sections 1.9(d) and (e), at the sole option of the Issuer, the Administrator may be removed immediately upon written notice of termination from the Issuer to the Administrator if any of the following events shall occur:
(i)            the Administrator shall default in the performance of any of its duties under this Agreement and, after notice of such default, shall not cure such default within ten days (or, if such default cannot be cured in such time, shall not give within ten days such assurance of cure as shall be reasonably satisfactory to the Issuer);

(ii)            the existence of any proceeding or action, or the entry of a decree or order for relief by a court or regulatory authority having jurisdiction over the Administrator in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Administrator or of any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Administrator and the continuance of any such action, proceeding, decree or order unstayed and, in the case of any such order or decree, in effect for a period of 90 consecutive days; or
(iii)            the commencement by the Administrator of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or the consent by the Administrator to the appointment of or taking of possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Administrator or of any substantial part of its property or the making by the Administrator of an assignment for the benefit of creditors or the failure by the Administrator generally to pay its debts as such debts become due or the taking of corporate action by the Administrator in furtherance of any of the foregoing.
The Administrator agrees that if any of the events specified in clauses (ii) or (iii) above shall occur, it shall give written notice thereof to the Issuer and the Indenture Trustee within seven days after the occurrence of such event.
(d)            No resignation or removal of the Administrator pursuant to this Section shall be effective until (i) a successor Administrator shall have been appointed by the Issuer, (ii) such successor Administrator shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Administrator is bound hereunder and (iii) such successor Administrator shall have agreed to coordinate with the Transferor or BMW FS regarding communication to the Rating Agencies.
(e)            The appointment of any successor Administrator shall be effective only after satisfaction of the Rating Agency Condition with respect to the proposed appointment.
(f)            Subject to Section 1.9(d) and 1.9(e), the Administrator acknowledges that upon the appointment of a successor Servicer pursuant to the Servicing Agreement, the Administrator shall immediately resign and such successor Servicer shall automatically become the Administrator under this Agreement.
1.10.            Action Upon Termination, Resignation or Removal.  Promptly upon the effective date of termination of this Agreement pursuant to the first sentence of Section 1.9 or the resignation or removal of the Administrator pursuant to Section 1.9(a), (b) or (c), respectively, the Administrator shall be entitled to be paid all fees and reimbursable expenses accruing to it to the date of such termination, resignation or removal.  The Administrator shall forthwith upon such termination pursuant to the first sentence of Section 1.9 deliver to the Issuer all property and documents of or relating to the Collateral then in the custody of the Administrator.  In the event of the resignation or removal of the Administrator pursuant to Section 1.9(a), (b) or (c), respectively, the Administrator shall cooperate with the Issuer and take all reasonable steps requested to assist the Issuer in making an orderly transfer of the duties of the Administrator.

1.11.            Notices.  All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified first-class United States mail, postage prepaid, hand delivery, prepaid courier service, or by telecopier, and addressed in each case as follows:  (i) if to the Issuer or the Administrator, at 300 Chestnut Ridge Road, Woodcliff Lake, NJ 07677, (telecopier no. (201) 307-9286), Attention: General Counsel, with a copy (which shall not constitute notice) to Reed Auerbach, Esq., Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178; (ii) if to the Owner Trustee, at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-1600, Attention: Corporate Trust Administration; (iii) if to the Indenture Trustee, at 190 South LaSalle Street, 7th Floor, Chicago, Illinois 60603, Attention: Global Structured Finance/BMW Vehicle Lease Trust 2016-1; (iv) if to Moody’s, to Moody’s Investors Service, Inc., ABS/RMBS Monitoring Department, 25th Floor, 7 World Trade Center, 250 Greenwich Street, New York, NY 10007, Email: ServicerReports@moodys.com, Fax: 212‑298‑7139; (v) if to Fitch, to Fitch Ratings, Inc., One State Street Plaza, New York, New York 10004, Email: notifications.abs@fitchratings.com, Fax: 212-514-9879, Attention: Asset Backed Surveillance; or (v) at such other address as shall be designated by any of the foregoing in a written notice to the other parties hereto.  Delivery shall occur only upon receipt or reported tender of such communication by an officer of the recipient entitled to receive such notices located at the address of such recipient for notices hereunder.
1.12.            Amendments.  This Agreement may be amended from time to time by a written amendment duly executed and delivered by the parties hereto, with the written consent of the Owner Trustee but without the consent of the Securityholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Securityholders; provided, that such amendment will not materially and adversely affect the interest of any Noteholder or Trust Certificateholder.  This Agreement may also be amended by the parties hereto with the written consent of the Owner Trustee and the holders of Notes evidencing at least a Majority Interest and the holders of Trust Certificates evidencing at least a majority of the Certificate Percentage Interest for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of Securityholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the 2016-1 Leases or distributions that are required to be made for the benefit of the Securityholders or (ii) reduce the aforesaid percentage of the holders of Notes and Trust Certificates which are required to consent to any such amendment, without the consent of the holders of all outstanding Notes and Trust Certificates.  Notwithstanding the foregoing, the Administrator may not amend this Agreement without the permission of the Transferor, which permission shall not be unreasonably withheld.
1.13.            Successors and Assigns.  This Agreement may not be assigned by the Administrator unless such assignment is previously consented to in writing by the Issuer and the Owner Trustee and subject to the Rating Agency Condition.  An assignment with such consent and satisfaction, if accepted by the assignee, shall bind the assignee hereunder in the same manner as the Administrator is bound hereunder.  Notwithstanding the foregoing, this Agreement may be assigned by the Administrator without the consent of the Issuer or the Owner Trustee to a corporation or other organization that is a successor (by merger, consolidation or purchase of assets) to the Administrator; provided, that such successor organization executes and delivers to the Issuer, the Owner Trustee and the Indenture Trustee an agreement, in form and substance reasonably satisfactory to the Owner Trustee and the Indenture Trustee, in which such corporation or other organization agrees to be bound hereunder by the terms of said assignment in the same manner as the Administrator is bound hereunder.  Subject to the foregoing, this Agreement shall bind any successors or assigns of the parties hereto.
1.14.            Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to its conflicts of law provisions other than Sections 5-1401 and 5-1402 of the New York General Obligations Law.
1.15.            Headings.  The headings of the various Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.
1.16.            Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.
1.17.            Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
1.18.            Limitation of Liability of Owner Trustee and Indenture Trustee.
(a)            The parties hereto are put on notice and hereby acknowledge and agree that (a) this Agreement is executed and delivered by Wilmington Trust, National Association, not individually or personally but solely as Owner Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust, National Association but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust, National Association, individually or personally, to perform any covenant either expressed or implied contained herein of the Issuer, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) Wilmington Trust, National Association has made no investigation as to the accuracy or completeness of any representations and warranties made by the Issuer in this Agreement and (e) under no circumstances shall Wilmington Trust, National Association be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any other related documents.
(b)            Notwithstanding anything contained herein to the contrary, in no event shall U.S. Bank National Association have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

1.19.            Third-Party Beneficiary.  Each of the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer is a third-party beneficiary to this Agreement and is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto.
1.20.            Nonpetition Covenants.  Notwithstanding any prior termination of this Agreement, the Administrator and the Indenture Trustee shall not, prior to the date which is one year and one day after the date upon which all obligations and payments under the Securitized Financing have been paid in full, acquiesce, petition or otherwise invoke or cause the Issuer or the Transferor to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer or the Transferor under any United States federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or the Transferor or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer or the Transferor.
1.21.            Form 10-Ds; Investor Communications.
(a)            Form 10-Ds.
(i)            If the Administrator receives a notice from the Servicer pursuant to Section 4.1(a) of the Servicing Supplement regarding the occurrence of a Delinquency Trigger with respect to a Collection Period, the Administrator will promptly send to the Indenture Trustee (for the Indenture Trustee to forward to each Noteholder registered on the Note Register as of the most recent Record Date (and to each applicable Clearing Agency for distribution to Note Owners in accordance with the rules of such Clearing Agency)) a notice describing (i) the occurrence of the Delinquency Trigger, including reasonably detailed calculations thereof, and (ii) the rights of the Noteholders and Note Owners regarding an Asset Representations Review (including a description of the method by which Noteholders and Note Owners may contact the Indenture Trustee in order to request a Noteholder vote in respect of an Asset Representations Review).  The Administrator shall include the contents of such notice in the Form 10-D for such Collection Period filed by the Administrator pursuant to Section 1.2(a)(viii) hereof.
(ii)            If the Administrator receives a notice from the Indenture Trustee pursuant to Section 12.01 of the Indenture indicating that sufficient Requesting Noteholders have properly and timely requested a vote to cause the ARR Leases to be reviewed by the Asset Representations Reviewer pursuant to the terms of the Asset Representations Review Agreement, the Administrator shall: (1) promptly set a deadline for the receipt of Noteholder votes on that matter, which shall be a date not earlier than one hundred fifty (150) days after the date on which the Form 10-D describing the occurrence of the related Delinquency Trigger shall have been filed by the Administrator pursuant to the terms of Section 1.2(a)(viii) hereof; (2) promptly prepare and send to the Indenture Trustee, and direct the Indenture Trustee to send to each Noteholder registered on the Note Register as of the most recent Record Date (and to each applicable Clearing Agency for distribution to Note Owners in accordance with the rules of such Clearing Agency), a notice (A) stating that there will be a Noteholder vote pursuant to Section 12.02 of the Indenture on whether to initiate an Asset Representations Review of the ARR Leases by the Asset Representations Reviewer pursuant to the Asset Representations Review

Agreement, and (B) describing those procedures, including the means by which Noteholders and Note Owners may make their votes known to the Indenture Trustee and the related voting deadline that will be used to calculate whether the requisite amount of Noteholders have cast affirmative votes to have the Asset Representations Reviewer commence an Asset Representations Review; and (3) include the contents of such notice in the next Form 10-D to be filed by the Administrator pursuant to Section 1.2(a)(viii) hereof, unless the Administrator does not receive such notice from the Indenture Trustee pursuant to Section 12.01 of the Indenture at least two Business Days before the filing deadline for that Form 10-D, in which case such information will be included in the next succeeding Form 10-D to be filed by the Administrator pursuant to Section 1.2(a)(viii) hereof.
(iii)            If the Administrator receives a notice from the Indenture Trustee pursuant to Section 12.02 of the Indenture indicating that sufficient Noteholders have voted to cause the ARR Leases to be reviewed by the Asset Representations Reviewer pursuant to the terms of the Asset Representations Review Agreement, the Administrator shall include the contents of such notice in the next Form 10-D to be filed by the Administrator pursuant to Section 1.2(a)(viii) hereof, unless the Administrator does not receive such notice from the Indenture Trustee pursuant to Section 12.02 of the Indenture at least two Business Days before the filing deadline for that Form 10-D, in which case such information will be included in the next succeeding Form 10-D to be filed by the Administrator pursuant to Section 1.2(a)(viii) hereof.
(iv)            After receipt by the Administrator of a Review Report, the Administrator will include a summary of the results of the related review in the next Form 10-D to be filed by the Administrator pursuant to Section 1.2(a)(viii) hereof, unless the Administrator does not receive such Review Report at least two Business Days before the filing deadline for that Form 10-D, in which case such summary will be included in the next succeeding Form 10-D to be filed by the Administrator pursuant to Section 1.2(a)(viii) hereof.  The Form 10-D filed pursuant to this clause (iv) will also specify the means by which Noteholders and Verified Note Owners may notify the Indenture Trustee and the Servicer in writing of any non-compliance of any representation that it considers to be a breach of the applicable Basic Document, or request in writing that an ARR Lease be reallocated.
(v)            In the event of any resignation, removal, replacement or substitution of the Asset Representations Reviewer, or the appointment of a new Asset Representations Reviewer, pursuant to the terms of the Asset Representations Review Agreement, the Administrator will report the occurrence and date of such event, together with a description of the circumstances surrounding the change and, if applicable, information regarding the new Asset Representations Reviewer, in the Form 10-D filed by the Administrator pursuant to Section 1.2(a)(viii) hereof for the Collection Period in which such change occurs.
(b)            Investor Communications.  If the Administrator receives, during any Collection Period, a request from a Noteholder or Verified Note Owner to communicate with other Noteholders and Note Owners regarding the exercise of rights under the terms of the Basic Documents, the Administrator will include in the Form 10-D for such Collection Period the following information, to the extent provided by the Noteholder or Verified Note Owner in its request: (i) the name of the Noteholder or Verified Note Owner making the request; (ii) the date the request was received; (iii) a statement that the Administrator has received a request from that Noteholder or Verified Note Owner stating that it is interested in communicating with other Noteholders and Note Owners with regard to the possible exercise of rights under the Basic Documents; and (iv) a description of the method other Noteholders and Note Owners may use to contact the requesting Noteholder or Verified Note Owner.  The Administrator is not required to include any additional information regarding the Noteholder or Verified Note Owner and its request in the Form 10-D, and is required to disclose a Noteholder’s or a Verified Note Owner’s request only where the communication relates to the exercise by a Noteholder or Verified Note Owner of its rights under the Basic Documents.  The Administrator will be responsible for the expenses of administering the investor communications provisions set forth in this Section 1.21(b), which will be compensated by means of the fee payable to it by the Servicer, as described in Section 1.4.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.
BMW VEHICLE LEASE TRUST 2016-1, as Issuer
By: Wilmington Trust, National Association, not in its individual capacity but solely as Owner Trustee
By: ______________________________ Name: Title:
BMW AUTO LEASING LLC, as Transferor
By: ______________________________ Name: Title:
By: ______________________________ Name: Title:
BMW FINANCIAL SERVICES NA, LLC, as Administrator
By: ______________________________ Name: Title:
By: ______________________________ Name: Title:

U.S. BANK NATIONAL ASSOCIATION, as Indenture Trustee
By: ______________________________ Name: Title: